UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
October 6, 2022
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Zscaler, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38413 (Commission File Number)	26-1173892 (I.R.S. Employer Identification Number)
120 Holger Way San Jose, California 95134
(Address of principal executive offices and zip code)
(408) 553-0288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	ZS	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2022, Amit Sinha, Ph.D. informed Zscaler, Inc. (the “Company”) of his intention to resign from his position as President of the Company effective as of October 21, 2022. Dr. Sinha will continue as a member of the Board of Directors of the Company. In connection with his resignation, Dr. Sinha and the Company entered into an agreement canceling all unvested equity awards granted to Dr. Sinha in connection with his employment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2022.
Item 8.01 Other Events.
On October 10, 2022, the Company issued a press release related to the event described in Item 5.02 of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release dated October 10, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zscaler, Inc.

October 11, 2022	/s/	Remo Canessa
Remo Canessa
Chief Financial Officer